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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K
                       Current Report
 Pursuant to Section 13 or 15(d) of The Securities Exchange
                         Act of 1934

      Date of Report (Date of earliest event reported):
                       August 25, 2000
                      CEDAR FAIR, L.P.
   (Exact name of Registrant as specified in its charter)


         DELAWARE            1-9444          34-1560655
     (State or other      (Commission     (I.R.S. Employer
       jurisdiction        File No.)     Identification No.)
    of incorporation)


             One Cedar Point Drive,          44870-5259
                 Sandusky, Ohio
             (Address of principal           (Zip Code)
               executive offices)


     Registrant's telephone number, including area code:
                       (419) 626-0830


                            N.A.
    (Former name or former address, if changed since last
                           report)

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                    CEDAR FAIR, L.P.INDEX

      Item 5.      Other Events                      3

      Signatures                                     4

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ITEM 5.  OTHER EVENTS.

On August 25, 2000, Cedar Fair, L.P. (the "Registrant") announced the approval of a plan to revise the Partnership's existing general partner fee and executive compensation systems at a special meeting of its limited partners held that day.
Under the approved plan, Cedar Fair's limited partnership agreement has been amended to eliminate the fees paid by Cedar Fair to its general partner, retroactive to January 1, 2000. In addition, a new Equity Incentive Plan allowing the award of options and other forms of equity as an element of compensation to senior management and other key employees was established. In connection with terminating the existing compensation system, one-time lump sum cash payments totaling approximately $8.5 million and options for 2,330,000 units will be issued to Cedar Fair's senior management.


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                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       CEDAR FAIR, L.P.
       By Cedar Fair Management Company, General Partner


       By:  /s/ Bruce A. Jackson

           Bruce A. Jackson
           Corporate Vice President,
           Finance and Chief
           Financial Officer



Date:  August 31, 2000